EXHIBIT 23.6

TBPELS REGISTERED ENGINEERING FIRM F-1580

1100 LOUISIANA   SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our report dated January 13, 2025 on the audit of estimated quantities of proved reserves, future production and income attributable to certain royalty interests of VNOM Sub, Inc. (f/k/a Viper Energy, Inc.) (the “Company”), as of December 31, 2024 (the “Reserve Report”), included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”). As independent oil and gas consultants, we hereby consent to (i) the incorporation by reference of the Reserve Report in this Registration Statement on Form S-3 (this “ Registration Statement”) and (ii) the use in this Registration Statement of the information contained in the Reserve Report and in our prior reserve reports referenced in this Registration Statement or in the Annual Report, which is incorporated by reference in this Registration Statement. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

August 26, 2025

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110